UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C.  20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

The Charles  Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware (State or other jurisdiction of incorporation)	94-3025021 (I.R.S. Employer Identification No.)

211 Main Street, San Francisco,  CA  94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2017, The Charles Schwab Corporation (CSC or the Company) announced that Peter Crawford, Executive Vice President – Finance, will succeed Joseph R. Martinetto as the Company’s Chief Financial Officer, effective May 16, 2017 following CSC’s annual stockholders meeting. Mr. Crawford, 48, was appointed Executive Vice President – Finance of CSC and Charles Schwab & Co., Inc. (Schwab) in 2015. Mr. Crawford was appointed Senior Vice President in 2008 and held various roles in Schwab’s asset management area between 2008 and 2015, including leading Schwab Funds Product Strategy and Management, Fixed Income, and Asset Management Client Solutions. Mr. Crawford joined the company in 2001.

Mr. Martinetto, 55, will continue as Senior Executive Vice President at CSC, maintaining oversight of several functions including the Company’s banking, technology and operations units. Mr. Martinetto has been Senior Executive Vice President and Chief Financial Officer of CSC and Schwab since July 2015. He served as Executive Vice President and Chief Financial Officer of CSC and Schwab from 2007 until July 2015. He served as Senior Vice President and Treasurer of CSC and Schwab from 2003 to 2007 and Senior Vice President – Individual Investor Finance of Schwab from 2002 to 2003. Mr. Martinetto joined the Company in 1997.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: February 1, 2017	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Senior Executive Vice President and Chief Financial Officer